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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and amendments thereto:

Form S-8 No. 33-61269          PMSI and Insta-Care Stock Option Plans
Form S-8 No. 33-55571          Nonemployee Directors' Stock Option Plan and
                                 Certain ATH Option Plans
Form S-8 No. 33-21505          Employee Stock Purchase Plan
Form S-4 No. 33-13243          1985 Beverly Nonqualified Stock Option Plan
Form S-8 No. 33-65242          1993 Long-Term Incentive Plan
Form S-3 No. 33-50965          Debt Securities of Beverly Enterprises, Inc.

and in the related Prospectuses of our report dated February 2, 1996, except for
Note 4, paragraph 5 and Note 5, paragraph 5, as to which the date is March 21, 1996, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                               ERNST & YOUNG LLP

Little Rock, Arkansas
March 22, 1996